                EMPLOYMENT AGREEMENT

    THIS EMPLOYMENT AGREEMENT, made and entered into as of April 9, 1996 by and between National Propane Corporation, a Delaware corporation (the "Company"), and Laurie B. Crawford, an individual residing at 3649 Honey Hill Drive, S.E., Cedar Rapids, Iowa 52403 (the "Executive").


   The Executive is currently employed by the Company as an at-will employee serving as its Senior Vice President - Administration, General Counsel and Assistant Secretary. The Company and the Executive desire to enter into a written agreement with respect to her employment in such position, in each case on such terms and subject to such conditions as are set forth herein.

  In consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                       EMPLOYMENT AND DUTIES; COMPENSATION

                SECTION 1. Employment And Duties.


                During the Term of  Employment,  as defined in Section 2 of this
Article I, the Company hereby agrees to continue to employ the Executive and the Executive hereby agrees to continue full time employment by the Company as its Senior Vice President - Administration, General Counsel and Assistant Secretary, on the terms and conditions set forth in this Agreement. The Executive shall perform the duties and have the responsibilities customary for the position of Senior Vice President - Administration, General Counsel and Assistant Secretary, including such duties and responsibilities as shall reasonably be assigned to her from time to time by (a) the Board of Directors of the Company (the "Board of Directors"), (b) the Chief Executive Officer



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of the Company or (c) the Chief Executive  Officer,  Chief Operating  Officer or
Chief Legal Officer of Triarc Companies, Inc., the parent of the Company ("Triarc"). The Executive will report to the Chief Executive Officer of the Company. During the Term of Employment the Executive shall also serve in such additional offices or capacities of the Company and/or its affiliates to which the Executive may be elected or appointed from time to time with the consent of the Executive, which consent shall not be unreasonably withheld. The Executive shall not be entitled to any additional compensation for such service. Such
duties  shall  be  performed  by  the  Executive   primarily  at  the  corporate
headquarters of the Company which will be located in Cedar Rapids, Iowa; provided, however, that the Executive acknowledges and agrees that her duties hereunder may require the Executive to engage in a reasonable amount of travel outside the Cedar Rapids, Iowa area, from time to time.


                SECTION 2. Term Of Employment.  Except as otherwise  provided in
Article II or Article III, the Term of Employment under this Agreement shall commence on the date hereof and shall terminate as of the close of business on April 15, 1998, subject to earlier termination at any time during the Executive's employment as hereinafter provided.



                SECTION 3. Compensation, Benefits And Expenses. As compensation and consideration for the Executive entering into this Agreement and performing her duties and responsibilities pursuant to this Agreement, the Company agrees to pay the Executive, and the Executive agrees to accept, the following amounts and benefits:


                (a) Base Salary. Commencing as of January 1, 1996, a base salary (the "Base Salary") at a rate of One Hundred Twenty-Five Thousand Dollars ($125,000) per annum, which amount shall be payable in equal installments pursuant to the Company's normal payroll policies. Commencing as of January 1, 1997, the Base Salary shall be increased to One Hundred Thirty- Seven Thousand Five Hundred Dollars ($137,500) per annum. Thereafter, the Base Salary shall



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be subject to review by the Board of Directors of the Company in accordance with the normal procedures of the Board of Directors in reviewing salaries of the Company's senior officers.



                (b) Annual Bonus. The Executive will be eligible for a fifty percent bonus opportunity with respect to each calendar year, beginning with 1996 (the "Annual Bonus"), based on achievement of Company performance goals and individual performance goals mutually agreed upon from time to time, and will be eligible to participate in the Company's mid-term compensation plan, which plan will be targeted to yield to the Executive a target award, in cash, equal to 40 percent of the Executive's Base Salary, based on Company achievement of objectives as well as mutually agreed upon individual objectives. Under both the Annual Bonus plan (except as specifically provided in Article II) and the mid-term plan, the Executive must remain actively employed at the time of payout to receive payment thereunder. Payment of the Annual Bonus shall be made during the first half of the Company's next fiscal year following the year in question. The Executive shall not be entitled to any payment under any mid-term plan with respect to any years prior to 1996. All payments under the mid-term plan for each three-year cycle commencing with the 1994, 1995 and 1996 cycle shall be made on the date payment is made to other participants in such plan cycle.



                (c) Special Signing Bonus. Upon execution and delivery of this Agreement by the Company and the Executive, the Executive will receive a one-time special signing bonus of $124,500, in cash. The Executive agrees that such special signing bonus shall be in lieu of all other bonuses (annual incentive plan, mid-term cash incentive plan or other) that the Executive may otherwise have been entitled to receive in respect of all periods prior to January 1, 1996.



                (d) Car. During the Term of the Agreement, the Company shall continue to provide to the Executive the same benefits with respect to the use of a company car or monthly automobile allowance as exist prior to the date of this Agreement.



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                (e)  Insurance,   etc.  Participation  in  any  life  insurance,
disability insurance and medical, dental,  hospitalization and surgical expense,
vacation,   pension  and  retirement  plan  and  other  employee   benefits  and
perquisites made generally available by the Company to its senior officers from time to time.


                (f) Stock Options; Equity Participation. The Executive will be eligible to receive grants of stock options and other equity awards awarded by the Company's Board of Directors (or appropriate committee thereof) or the Board of Directors (or appropriate committee thereof) of any parent company to other senior executives of the Company, such grants to take into account the Executive's contributions, position and Company (and/or parent company)
performance, as determined by the Board of Directors (or committee thereof) making such award.


                In addition to the amounts and benefits provided for above, the Company shall provide the Executive during the Term of Employment with a private office, stenographic and secretarial help and such other facilities and services as are suitable to her position and adequate for the performance of her duties (including a personal computer for her office), and shall reimburse the Executive for all entertainment, travel and other expenses reasonably incurred by her in the course of attending to and promoting the affairs of the Company, subject to the Company's normal rules with respect to documentation of such expenses.


                                   ARTICLE II
                                   TERMINATION

                SECTION 1. Termination Due To Death. he employment of the Executive under this Agreement shall terminate upon the Executive's death. In the event of the death of the Executive during the Executive's employment hereunder, the estate or other legal representative of the Executive shall be entitled only to the following:


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                (a) Base Salary. The Company shall pay to the Executive's estate or other legal representative her Base Salary through the last day of the calendar quarter in which the Executive dies. Such amount shall be paid by the Company in a lump sum, subject to all withholdings, within thirty (30) days of the date of death.

                (b) Annual Bonus. The Company shall pay to the Executive's estate or other legal representative (i) the Annual Bonus, if any, determined to be due in respect of the immediately preceding year but not yet paid as of the date of death and (ii) the pro-rata portion of the Executive's Annual Bonus, if any, determined to be due for the year in which death occurs. Such payment shall be calculated by multiplying the amount determined to be payable as an Annual Bonus by a fraction, the numerator of which is the number of weeks in the applicable year which precede and include the date of death and the denominator of which is 52. Such amount shall be paid by the Company in a lump sum, subject to all withholdings, within thirty (30) days of the determination of the amount, if any, of bonuses to be paid by the Company to its senior executive officers for such year.

        SECTION 2. Termination Due To Disability. If the Executive shall be unable to perform the essential functions, duties and responsibilities of her job on account of her illness (either physical or mental) or other incapacity, the Company shall continue to pay the Executive the full amounts and benefits provided for in Section 3 of Article I above for the period of such illness or incapacity; provided, however, that in the event such illness or incapacity continues for a period longer than 180 consecutive days or for an aggregate of 175 days during any consecutive nine-month period (each, a "disability"), the Board of Directors shall have the right to terminate the Term of Employment by giving the Executive not less than thirty (30) days written notice of its election to do so. In the event the Executive's employment is terminated on account of disability under this Section 2, the Executive shall be entitled to the compensation and benefits



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set  forth  in  Section  1 of  Article  II  above,  except  that the date of the termination of employment shall be substituted for the date of death for purposes of the payment of bonuses thereunder.


 SECTION 3. The Company's Right To Terminate For "Good Cause".

                (a) Notwithstanding anything in this Agreement to the contrary, the Term of Employment and the Executive's employment hereunder may be terminated by the Company at any time for "Good Cause" (as defined below). In the event the Board of Directors shall determine that grounds exist for terminating the Term of Employment and the Executive's employment hereunder for Good Cause, the Company shall send written notice to the Executive that her employment is so terminated (in the case of termination under clauses (i) or (iv) of paragraph (b) of this Section 3, the Company shall give the Executive not less than 10 days written notice) and specifying the facts based upon which Good Cause exists for the termination of the Term of Employment and the Executive's employment by the Company. In the event the Board of Directors shall so terminate the Term of Employment and the Executive's employment, the Executive shall be entitled only to the following:

                    (i) Base Salary. Within thirty (30) days of the date of termination, the Company shall pay the Executive her Base Salary accrued through the date of termination of employment and any amounts lawfully due, plus any earned by unpaid vacation.


                    (ii) Annual Bonus. The Company shall pay the Executive her Annual Bonus, if any, determined to be due in respect of any preceding year but not yet paid. The amount shall be paid at the time it would have been paid had the Executive's employment not been terminated. (b) For purposes of this Agreement, "Good Cause" shall mean: (i) any willful failure by the Executive to perform her duties as Senior Vice President - Administration, General Counsel and Assistant Secretary of the Company;


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                    (ii) any  breach  by the  Executive  of any of her  material obligations under this Agreement which remains uncured after ten days following receipt of written notice to the Executive of the facts upon which the Board of Directors has determined that such breach exists;

                    (iii) any material misconduct (including misconduct involving moral turpitude) by the Executive in the performance of her duties as Senior Vice President - Administration, General Counsel and Assistant Secretary, which misconduct is manifestly injurious to the Company, or the Executive's conviction of a felony under the laws of the United States of America, any state thereof or an equivalent crime under the laws of any other jurisdiction;

                    (iv) any willful and unexcused refusal by the Executive to obey the lawful and reasonable instructions of the Board of Directors or of the individuals designated in clauses (b) and (c) of Article I, Section 1(a) above, provided such instructions are consistent with the duties imposed by the Executive by this Agreement and have been clearly communicated to her;

                    (v) any willful failure by the Executive to substantially comply with any written rule, regulation, policy or procedure of the Company, Triarc, or its respective affiliates furnished to the Executive; or

                    (vi) any willful failure by the Executive to comply with policies with respect to insider trading of securities which are furnished to Executive.

                    SECTION 4. The Company's Right To Terminate Without Good Cause. Notwithstanding anything in this Agreement to the contrary, the Term of Employment and the Executive's employment hereunder may be terminated by the Company at any time without Good Cause upon thirty (30) days prior notice; provided, however, that in the event the Executive's employment hereunder is so terminated, the Executive shall be entitled only to the following:


                    (a) Payments, etc. The Company shall pay the Executive an amount equal to the sum of (i) her Base Salary, for two years and any other amounts required by law and (ii) an amount


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equal to the  greater  of (A) 50% of the  Executive's  Base  Salary  and (B) the
Executive's Annual Bonus, if any, determined to be due in respect of the immediately proceeding year but not yet paid as of the date of termination (collectively, such sum is hereinafter referred to as the "Severance Amount"). The amounts payable to the Executive pursuant to this subsection 4(a) shall be payable when and as such amounts would otherwise be payable hereunder if such termination had not occurred (each, a "Payment Date"). In addition, the Company will (i) pay the Executive within ten days of termination a lump sum payment equal to any earned but unpaid vacation and (ii) execute and deliver the release substantially in the form of Annex A. The Company will pay to the Executive or for the Executive's account the cost of maintaining the Executive's coverage under all health and medical insurance policies to the extent such policies are required to be made available to the Executive by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). Such COBRA payments will be made until the earlier of: (i) 18 months after the date of termination;
(ii) the date the Executive becomes employed by a third-party; or (iii) the date the Executive becomes covered or eligible for coverage under Medicare or another medical benefit plan. All stock options or other equity interests granted to the Executive pursuant to paragraph (f) of Section 1 of Article I, shall immediately vest and the Executive will have 90 days (or one year, in the case where the benefits of this paragraph result from the operation of the last sentence of
Section 5 of this Article II) from the date of such vesting to exercise such options or other equity interests in accordance with their respective terms. The Company will provide a letter of reference signed by the CEO of the Company, which letter of reference shall be mutually acceptable to the Company and the Executive.


                (b) Condition to Payment. In consideration of the monies agreed to be paid and the benefits to be provided under paragraph (a) of this Section 4, the Executive agrees to execute and


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deliver to the Company on the first  Payment Date the release  substantially  in the form of Annex B hereto, failing which the Company shall be relieved of all of its obligations hereunder, including without limitation the Company's obligation to make the payments and provide the benefits specified in paragraph
(a) of this Section 4.


                (c) No Mitigation; Sole Remedy. The parties agree that the Executive shall not be obligated to mitigate damages by seeking other employment and any earnings from subsequent employment shall not reduce the amounts payable by the Company under this Section 4. The Executive expressly acknowledges and agrees that upon termination by the Company of her employment without Good Cause, the Executive's sole and exclusive remedy shall be to receive the amounts set forth under this Section 4.


                SECTION 5. Effects Of Change In Control. Notwithstanding anything in this Agreement to the contrary, but subject to the terms of any agreement then in effect, if following the expiration of the Term of this Agreement there shall be a "Change of Control" of the Company and the Executive is still employed by the Company, the Executive shall be entitled to payment under the provisions of the Severance Agreement for Laurie B. Crawford dated as of March 27, 1995 by and between the Company and Laurie B. Crawford (the "Severance Agreement"). As used herein, "Change of Control" shall have the meaning set forth in the Severance Agreement. If, during the Term of this Agreement, the Executive would have been entitled to payment under Section 2 of the Severance Agreement if it had been in full force and effect at such time, the Executive shall be entitled to receive, without duplication, the amounts set forth in Section 4 of this Article II in lieu of any other amounts due hereunder.


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                                      ARTICLE III
                               CONFIDENTIALITY; RELEASE

SECTION 1. Confidentiality. The Executive agrees, in consideration of this Agreement and the value referred to in Article I, Section 3 above, that she will
(i) refrain from engaging in any conduct or making any statement written or oral which is detrimental to the best interests of the Company, Triarc and its affiliates and subsidiaries (collectively, the "Triarc Group") and/or their respective past and present shareholders, officers, employees and directors, and
(ii) treat as confidential  and  not disclose (a) the terms of this Agreement or
(b)  the  affairs  of  the  members  of  the  Triarc  Group and their respective shareholders, officers, employees and directors. The Executive acknowledges that, in the course of performing services for the Company, she has had and in the future may have access to certain of the Company's confidential and proprietary information relating to the industry or other information that relates, directly or indirectly, to the Company's financial, statistical, business research, development, trade secrets, methods and procedures of operation, business or marketing plans or client names ("Proprietary Information"). All documents, records, techniques, business secrets and other information, including this Agreement, and any and all incidents or occurrences leading to or resulting from this Agreement, which have come into the Executive's possession during her affiliation with the Company, shall be deemed to be confidential and proprietary to the Company, and shall be its sole and exclusive property, other than documents and notes relating specifically to the Executive and the terms and onditions of her employment with the Company. The Executive agrees that she will keep confidential and not divulge to any other party any of the Company's Proprietary Information, confidential information and business secrets, including, but not limited to, such matters as client names, costs, profits, markets, sales, products, key personnel, pricing policies, operational



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methods,  suppliers,  plans for future developments,  and other business affairs and methods and other information not readily available to the public, except as required by law.


                SECTION 2. Injunctive Relief. The Executive acknowledges and agrees that in the event of a breach by the Executive of any provision of this
Agreement: (a) the Triarc Group will be irreparably damaged and will have no adequate remedy at law, and will be entitled to an injunction as a matter of right from any court of competent jurisdiction restraining any further breach of this Agreement; (b) the Executive will indemnify and hold the Triarc Group harmless from and against any and all damages or loss incurred by the Triarc Group (including attorneys' fees and expenses) as a result of such breach; and
(c) the Company's remaining obligations under this Agreement, if any, shall immediately terminate (other than payment of the Executive's Base Salary through the date of such breach and any earned but unpaid vacation or except as may be required by law). The Executive further agrees that if the Executive receives any payment in excess of the amount to which she is entitled under the terms and conditions of this Agreement, the Executive shall reimburse the Company for any such over-payment, plus any attorneys' fees, costs of court, or other costs or expenses of collection, provided the Company has given the Executive notice of such over-payment amount and has given the Executive an opportunity to repay or dispute such over-payment.



                SECTION 3. Release. (a) In consideration of this Agreement and the value referred to in Section 3 of Article I above, including, without limitation, the special signing bonus referred to in paragraph (c) thereof, the Executive, for herself and her descendants, dependents, heirs, executors, administrators and permitted assigns, past and present (collectively the "Employee Group"), hereby covenants not to sue or pursue any litigation (or file any charge or otherwise correspond with any Federal, state or local administrative agency) against, and waives, releases and discharges each member of the Triarc Group, their affiliates, assigns, subsidiaries, parents,



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predecessors and successors,  and the past and present shareholders,  employees, officers, directors, representatives and agents or any of them (collectively the "Company Group), from any and all claims, demands, rights, judgments, defenses, actions, charges or causes of action whatsoever, of any and every kind and description, whether known or unknown, accrued or not accrued, that the Executive ever had, now has or shall or may have or assert as of the date of this Agreement against any of them, including, without limiting the generality of the foregoing, any claims, demands, rights, judgments, defenses, actions, charges or causes of action related to employment or that arise out of or relate in any way to the Age Discrimination in Employment Act of 1967, as amended, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, as amended, and other Federal, state and local laws relating to discrimination on the basis of age, sex or other protected class, all claims under Federal, state or local laws for express or implied breach of contract, defamation, intentional infliction of emotional distress, and any related claims for attorneys' fees and costs; provided, however, that nothing herein shall release any member of the Company Group from any of its obligations under this Agreement.


                (b) The Company, on its own behalf and on behalf of the Company Group, in consideration of the release set forth in the preceding paragraph, hereby covenants not to sue or pursue any litigation (or file any charge or otherwise correspond with any Federal, state or local administrative agency) against, and waives and discharges each member of the Employee Group, from any and all and all claims, demands, rights, judgements, defenses, actions, charges or courses of action whatsoever, of any and every kind and description, whether known or unknown, accrued or not accrued, that the Company Group ever had, or has or shall or may have or assert as of the date of this Agreement against any of them, based on facts known to any current officer of the Company or any affiliate thereof; provided, however, that nothing herein shall release any member of the Employee Group from any of its obligations under this Agreement.


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        SECTION 4. Withholding. The Executive acknowledges and agrees that she is or may be exclusively liable for the payment of certain Federal, state, local and foreign taxes that may be due as a result of the payments to be made to the Executive under this Agreement; provided, however, the Company shall be entitled to withhold from any amounts payable under this Agreement such amounts that it is required by law or regulation to withhold in respect of any such payment or such greater amounts as the Executive may request. If the Company or any of its affiliates are required at any time to pay any monies in payment of the Executive's tax obligations, including interest, penalties and other additions, in respect of the payments made under this Agreement, the Executive agrees to indemnify and hold harmless the Company, its affiliates and agents or employees for payment of any such taxes or other amounts. In addition to the foregoing, the Executive agrees that the Company, in its sole discretion, may deduct from any amounts payable under this Agreement (a) any amount of garnished earnings which would have been withheld from the Executive's pay, if the Company has been garnishing the Executive's earnings pursuant to an order of garnishment, child support or tax lien and (b) to the extent permitted by law, any amounts the Executive legitimately or legally owes to the Company.


                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS

                SECTION 1. Failure To Enforce And Waiver. The failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver of such terms, covenants or conditions, and the waiver or relinquishment of any right or power under this Agreement at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.


                SECTION 2. Remedy For Breach Of Contract. The parties agree that in the event there is any breach or asserted breach of the terms, covenants or conditions of this Agreement, the


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remedy of the parties hereto shall be in law and in equity and injunctive relief shall lie for the enforcement or nonenforcement of any provisions of this Agreement.


                SECTION 3. Assignment. The rights and obligations of the Company under this Agreement (i) are assignable by the Company to any parent or subsidiary of the Company (including, without limitation, National Propane Partners, L.P., National Propane, L.P. or any of their respective parents or subsidiaries), to any successor by merger to the Company and to any person or entity which acquires all or substantially all of the assets and business of the Company as a going concern and (ii) shall inure to the benefit and shall be binding upon the successors and assigns of the Company. The rights and obligations of the Executive under this Agreement are not assignable or transferable by the Executive (whether by operation of law or otherwise or whether voluntarily or involuntarily).


                SECTION 4. Notices. All notices required or permitted to be given under this Agreement shall be given in writing and shall be deemed sufficiently given if delivered by hand, overnight courier service or mailed by registered mail, return receipt requested, to her residence in the case of the Executive and to its principal executive offices in the case of the Company. Either party may by notice to the other party change the address at which he or it is to receive notices hereunder. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when personally delivered, or in the case of overnight courier delivery, one business day after delivery by the sender to such courier service and in the case of a mailed notice, upon receipt.


                SECTION 5. Applicable Law And Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa, applicable to agreements made and to be performed entirely within such State. If any provision or provisions, as the case may be, of this Agreement are void or unenforceable or so declared, such provision or provisions shall




                                       14


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be deemed and hereby are severed  from this  Agreement,  which  shall  otherwise remain in full force and effect.


                SECTION 6. Headings. The headings used in this Agreement are for convenience only and shall not be deemed to curtail or affect the meaning or construction of any provision under this Agreement.


                SECTION 7. Entire Agreement; Amendment. Except as provided herein in Article II, Section 5 with respect to effectiveness of the Severance Agreement following the expiration of the Term of this Agreement, this Agreement contains the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, whether written or oral, with respect thereto including the letter agreement dated as of November 19, 1993, between the Company and the Executive and the Severance Agreement shall be null and void. This Agreement may not be amended orally but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.


                SECTION 8. The parties agree that they will not seek to introduce this Agreement as evidence for any purpose in any proceeding of any kind, other than a proceeding to enforce the terms of this Agreement.


                SECTION 9. Neither the negotiation nor the execution of this Agreement shall constitute or operate as an acknowledgement or admission of any kind by the Company or any other member of the Triarc Group that it violated or failed to comply with any provision of Federal, state, or local law. The Executive acknowledges that she has entered into this Agreement knowingly and willingly and has had ample opportunity to consider the terms and provisions of this Agreement.


                                       15


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        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                            LAURIE B. CRAWFORD
                                            ------------------------------------

                                            LAURIE B. CRAWFORD


                                            NATIONAL PROPANE CORPORATION


                                          By: FRANCIS T. McCARRON
                                              ----------------------------------
                                                Name: Francis T. McCarron
                                                Title: Senior Vice President
                                                        -Taxes



                                       16


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                                                                         ANNEX A

                                 GENERAL RELEASE


                TO ALL WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW that National Propane Corporation, a Delaware corporation (the "Company"), on its own behalf and on behalf of its assigns, affiliates, subsidiaries, parents, predecessors and successors, and its past and present shareholders, employees, officers, directors, representatives and agents or any of them, does hereby covenant not to sue or pursue any litigation (or file any charge or otherwise correspond with any Federal, state or local administrative agency) against, and waives, releases and discharges Laurie B. Crawford ("Crawford") and her heirs, successors and assigns, descendants, dependents, executors and administrators, past and present, and any of her affiliates and each of them (collectively, the "Crawford Releasees") from any and all claims, demands, rights, judgments, defenses, actions, charges or causes of action whatsoever, of any and every kind and description, whether known or unknown, accrued or not accrued, that the Company ever had, now has or shall or may have or assert as of the date of this General Release against any of them, based on facts known to any current officer of the Company or any subsidiary or other affiliate thereof, including specifically, but not exclusively and without limiting the generality of the foregoing, any and all claims, demands, agreements, obligations and causes of action arising out of or in any way connected with any transaction, occurrence, act or omission related to Crawford's employment by the Company or the termination of that employment; provided, however, that nothing herein shall release the Crawford Releasees from any obligations arising out of or related in any way to Crawford's obligations under Articles III and IV of, and Annex B to, the Employment Agreement dated as of April 19, 1996 between the Company and Crawford or impair the right or ability of the Company to enforce the terms of such Articles III and IV or such Annex B.

                This General Release shall be governed by and construed in accordance with the laws of the State of Iowa, applicable to agreements made and to be performed entirely within such State.


                The Company acknowledges that it has entered into this General Release knowingly and willingly and has had ample opportunity to consider the terms and provisions of this General Release.


                IN WITNESS WHEREOF, the Company has caused this General Release to be executed on this ____ day of ____________, 199__.


                                                   NATIONAL PROPANE CORPORATION

                                          By:      _____________________________
                                                   Name:
                                                   Title:

                                                                         ANNEX B

                                 GENERAL RELEASE


                TO ALL WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW that Laurie B. Crawford ("Crawford"), on her own behalf and on behalf of her descendants, dependents, heirs, executors and administrators and permitted assigns, past and present, in consideration for the amounts payable to the undersigned under Section 4 of Article II of the Employment Agreement dated as of April 9, 1996 (the "Employment Agreement") between Crawford and National Propane Corporation (the "Company"), does hereby covenant not to sue or pursue any litigation (or file any charge or otherwise correspond with any Federal, state or local administrative agency) against, and waives, releases and discharges the Company, Triarc Companies, Inc. and their respective assigns, affiliates, subsidiaries, parents, predecessors and successors, and the past and present shareholders, employees, officers, directors, representatives and agents or any of them (collectively the "Company Group"), from any and all claims, demands, rights, judgments, defenses, actions, charges or causes of action whatsoever, of any and every kind and description, whether known or unknown, accrued or not accrued, that Crawford ever had, now has or shall or may have or assert as of the date of this General Release against any of them, including, without limiting the generality of the foregoing, any claims, demands, rights, judgments, defenses, actions, charges or causes of action related to employment or termination of employment or that arise out of or relate in any way to the Age Discrimination in Employment Act of 1967, as amended, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, as amended, and other Federal, state and local laws relating to discrimination on the basis of age, sex or other protected class, all claims under Federal, state or local laws for express or implied breach of contract, wrongful discharge, defamation, intentional infliction of emotional distress, and any related claims for attorneys' fees and costs; provided, however, that nothing herein shall release any member of the Company Group from any of its obligations under Section 4 of
Article II of the Employment  Agreement.


                This General Release shall be governed by and construed in accordance with the laws of the State of Iowa, applicable to agreement made and to be performed entirely within such State.

                Crawford acknowledges that she has entered into this General Release knowingly and willingly and has had ample opportunity to consider the terms and provisions of this General Release.


                IN WITNESS WHEREOF, Crawford has caused this General Release to be executed on this ____ day of ____________, 199__.



                                                   -----------------------------
                                                   LAURIE B. CRAWFORD



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